SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                              (AMENDMENT NO. ___)

                 Filed by the Registrant                     [X]
                 Filed by a Party other than the Registrant  [ ]

                           Check the appropriate box:

                 [ ] Preliminary Proxy Statement
                 [ ] Confidential, for Use of the Commission Only
                      (as permitted by Rule 14a-6(e)(2))
                 [X] Definitive Proxy Statement
                 [ ] Definitive Additional Materials
                 [ ] Soliciting Material Pursuant to section 240.14a-11(c)
                      or section 240.14a-12

                          Highlander Income Fund Inc.
                (Name of Registrant as Specified in its Charter)

                                 [Insert Name]
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     (4) Proposed maximum aggregate value of transaction :


     (5) Total fee paid:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


     (2) Form, Schedule or Registration Statement No.:


     (3) Filing Party:


     (4) Date Filed:



                          HIGHLANDER INCOME FUND INC.
                              Piper Jaffray Tower
                             222 South Ninth Street
                       Minneapolis, Minnesota 55402-3804

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 17, 1995

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Highlander Income Fund Inc. (the "Fund") will be held at 10:00 a.m., Central Time, on Thursday, August 17, 1995, on the eleventh floor of the Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota. The purposes of the meeting are as follow:

     1. To fix the number of members of the Board of Directors at six and to elect a Board of Directors of the Fund.

     2. To ratify the selection by a majority of the independent members of the Board of Directors of the Fund of KPMG Peat Marwick LLP as independent public accountants for the Fund for the fiscal year ending February 28, 1996.

     3. To transact such other business as may properly come before the meeting.

     Shareholders of record on June 23, 1995, are the only persons entitled to notice of and to vote at the meeting.

     Your attention is directed to the attached Proxy Statement. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE UPCOMING MEETING, PLEASE FILL IN, SIGN, DATE, AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE FUND FURTHER SOLICITATION EXPENSE. A stamped return envelope is enclosed for your convenience.


                                                David Evans Rosedahl, Secretary

Dated:  July 7, 1995


                                PROXY STATEMENT

                          HIGHLANDER INCOME FUND INC.
                              Piper Jaffray Tower
                             222 South Ninth Street
                       Minneapolis, Minnesota 55402-3804

                ANNUAL MEETING OF SHAREHOLDERS--AUGUST 17, 1995

     The enclosed proxy is solicited by the Board of Directors of Highlander Income Fund Inc. (the "Fund") in connection with the annual meeting of shareholders of the Fund to be held August 17, 1995, and any adjournments thereof. The costs of solicitation, including the cost of preparing and mailing the Notice of Meeting and this Proxy Statement, will be paid by the Fund, and such mailing will take place on approximately July 12, 1995. Representatives of Piper Capital Management Incorporated (the "Adviser"), the investment adviser and manager of the Fund, may, without cost to the Fund, solicit proxies on behalf of the management of the Fund by means of mail, telephone, or personal calls. The address of the Adviser is that of the Fund as provided above.

     A proxy may be revoked before the meeting by giving written notice of revocation to the Secretary of the Fund, or at the meeting prior to voting. Unless revoked, properly executed proxies in which choices are not specified by the shareholders will be voted "for" each item for which no choice is specified, in accordance with the recommendation of the Fund's Board of Directors. In instances where choices are specified by the shareholders in the proxy, those proxies will be voted or the vote will be withheld in accordance with the shareholder's choice. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals other than the election of directors and will be counted as present for purposes of determining whether a quorum of shares is present at the meeting with respect to the item on which the abstention is noted, but will be counted as a vote "against" such item. Under the Rules of the New York Stock Exchange, each of the proposals being considered at the meeting is considered a "discretionary" proposal, which means that brokers who hold Fund shares in street name for customers are authorized to vote on such proposal on behalf of their customers with or without specific voting instructions from such customers. Should any other matters properly come before the meeting, it is the intention of the persons named as proxies in the enclosed proxy to act upon them according to their best judgment.

     Only shareholders of record on June 23, 1995, may vote at the meeting or any adjournments thereof. As of that date, there were issued and outstanding 2,002,467 common shares, $.01 par value, of the Fund. Common shares represent the only class of securities of the Fund. Each shareholder of the Fund is entitled to one vote for each share held. None of the matters to be presented at the meeting will entitle any shareholder to appraisal rights. No person, to the knowledge of Fund management, was the beneficial owner of more than 5% of the voting shares of the Fund as of June 26, 1995.

     THE FUND'S ANNUAL REPORT FOR THE FISCAL PERIOD ENDED FEBRUARY 28, 1995, INCLUDING FINANCIAL STATEMENTS, WAS PREVIOUSLY MAILED TO SHAREHOLDERS. IF YOU HAVE NOT RECEIVED THIS REPORT OR WOULD LIKE TO RECEIVE ANOTHER COPY, PLEASE CONTACT THE FUND AT 222 SOUTH NINTH STREET, MINNEAPOLIS, MINNESOTA 55402, OR CALL 800-866-7778, EXTENSION 6786, AND ONE WILL BE SENT, WITHOUT CHARGE, BY FIRST-CLASS MAIL WITHIN THREE BUSINESS DAYS.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

     The Bylaws of the Fund provide that the shareholders have the power to fix the number of Directors. The Directors recommend that the size of the Board of Directors be set at six.

     It is intended that the enclosed Proxy will be voted for the election of the six persons named below as Directors of the Fund unless such authority has been withheld in the proxy. The term of office of each person elected will be until the next annual meeting of shareholders or until his or her successor is duly elected and shall qualify. Pertinent information regarding each nominee for the past five years is set forth following his or her name below. Each of the nominees also serves as a Director of each of the other closed-end and open-end investment companies managed by the Adviser (except that Mr. Bennett does not serve as a Director of Piper Global Funds Inc.). Each Director has served as a Director of the Fund since the commencement of operations on March 31, 1994.


NAME                          AGE        PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE DURING PAST 5 YEARS

David T. Bennett               54        Of counsel to the law firm of Gray, Plant,  Mooty, Mooty & Bennett,  P.A., located in  Minneapolis,  Minnesota.  Mr.  Bennett is  chairman of a group of  privately  held  companies  and serves on the board of  directors of a number of non-profit organizations.

Jaye F. Dyer                   68        President  of Dyer  Management  Company,  a  private  management  company, since  January 1, 1991;  prior  thereto,  Mr. Dyer was President and Chief
                                         Executive Officer of Dyco Petroleum  Corporation,  a Minneapolis based oil and natural gas development  company he founded,  from 1971 until March 1,
                                         1989,  and  Chairman  of the Board  until  December  31,  1990.  Mr.  Dyer serves on the board of directors of  Northwestern  National Life Insurance
                                         Company,   The  ReliaStar   Financial   Corp.   (the  holding  company  of
                                         Northwestern  National Life Insurance  Company) and various privately held and nonprofit corporations.

William H. Ellis*              53        President of Piper Jaffray  Companies  Inc. and Piper  Jaffray Inc.  since
                                         September  1982 and  Chief  Operating  Officer  of the same two  companies since  August  1983;  Director  and  Chairman  of the Board of the Adviser
                                         since October 1985 and President of the Adviser since December 1994.

Karol D. Emmerich              46        President   of  The   Paraclete   Group,   a   consultant   to   nonprofit
                                         organizations,  since May  1993;  prior  thereto,  Ms.  Emmerich  was Vice
                                         President,  Treasurer  and  Chief  Accounting  Officer  of  Dayton  Hudson
                                         Corporation  from 1980 to May 1993.  Ms.  Emmerich is an Executive  Fellow
                                         at the  University  of St. Thomas  Graduate  School of Business and serves on the board of  directors  of a number of  privately  held and  nonprofit corporations.

Luella G. Goldberg             58        Member of the Board of Directors of  Northwestern  National Life Insurance
                                         Company (since 1976),  The ReliaStar  Financial  Corp.  (since 1989),  TCF
                                         Financial  Corporation  (since  1988),  the  holding  company  of TCF Bank
                                         Savings  fsb  (since  1985) and  Hormel  Foods  Corp.  (since  1993).  Ms.
                                         Goldberg  also serves as a Trustee of Wellesley  College and as a director
                                         of  a  number  of  other   organizations,   including  the  University  of
                                         Minnesota  Foundation  and  the  Minnesota  Orchestral  Association.   Ms.
                                         Goldberg was  Chairman of the Board of Trustees of Wellesley  College from
                                         1985 to 1993 and acting President from July 1, 1993 to October 1, 1993.

George Latimer                 59        Director,  Special Actions Office, Office of the Secretary,  Department of
                                         Housing and Urban Development  since 1993; prior thereto,  Mr. Latimer had been Dean of Hamline Law School,  Saint Paul,  Minnesota,  since 1990. Mr.
                                         Latimer  also  serves on the board of  directors  of  Digital  Biometrics,
                                         Inc. and Payless Cashways, Inc.


*Denotes Directors who are "interested persons" (as defined by the Investment Company Act of 1940, as amended) of the Fund. Mr. Ellis is deemed an "interested person" of the Fund because of his positions with the Adviser and/or its affiliates.

     Except as indicated above, the Directors of the Fund are not directors of any other "reporting companies." As of June 26, 1995, the officers and Directors of the Fund as a group beneficially owned less than 1% of the Fund's outstanding shares. None of the officers or Directors of the Fund have family relationships with other officers or Directors of the Fund.

     The Board of Directors of the Fund has established an Audit Committee, currently consisting of Mr. Dyer, Ms. Emmerich and Ms. Goldberg, who serves as its chairperson. The Audit Committee met twice during the period from March 31, 1994 (commencement of operations) to February 28, 1995. The Fund does not have nominating or compensation committees.

     The functions to be performed by the Audit Committee are to recommend annually to the Board a firm of independent certified public accountants to audit the books and records of the Fund for the ensuing year; to monitor that firm's performance; to review with the firm the scope and results of each audit and determine the need, if any, to extend audit procedures; to confer with the firm and representatives of the Fund on matters concerning the Fund's financial statements and reports including the appropriateness of its accounting practices and of its financial controls and procedures; to evaluate the independence of the firm; to review procedures to safeguard portfolio securities; to review the purchase by the Fund from the firm of non-audit services; to review all fees paid to the firm; and to facilitate communications between the firm and the Fund's officers and Directors.

     The Board of Directors also has established a Committee of the Independent Directors, consisting of Mr. Bennett, who serves as chairperson, Messrs. Dyer and Latimer, Ms. Emmerich and Ms. Goldberg and a Derivatives Committee consisting of Ms. Emmerich, who serves as chairperson, Ms. Goldberg and Mr. Dyer. The Committee of the Independent Directors met three times and the Derivatives Committee met one time during the period from their formation on November 1, 1994 through the fiscal year ended February 28, 1995.

     The functions of the Committee of the Independent Directors are: (a) recommendation to the full Board of approval of any management, advisory, sub-advisory and/or administration agreements; (b) recommendation to the full Board of approval of any underwriting and/or distribution agreements; (c) review of the fidelity bond and premium allocation; (d) review of errors and omissions and any other joint insurance policies and premium allocation; (e) review of, and monitoring of compliance with, procedures adopted pursuant to certain rules promulgated under the 1940 Act; and (f) such other duties as the independent directors shall, from time to time, conclude are necessary or appropriate to carry out their duties under the 1940 Act. The functions of the Derivatives Committee are: (a) to oversee practices, policies and procedures of the Adviser in connection with the use of derivatives; (b) to receive periodic reports from management and independent accountants; and (c) to report periodically to the Committee of the Independent Directors and the Board of Directors.

     During the period from March 31, 1994 (commencement of operations) to February 28, 1995, there were five meetings of the Board of Directors. All Directors attended at least 75% of the aggregate of the meetings of the Board of Directors and meetings of committees of which they were members that were held while they were serving on the Board of Directors or on such committee.

     No compensation is paid by the Fund to any of its Directors who are officers or employees of the Adviser or any of its affiliates. The Fund, together with all closed-end investment companies managed by the Adviser, pays each of the other Directors an aggregate quarterly retainer of $5,000, which is allocated among the Fund and such other investment companies on the basis of each company's net assets. In addition, the Fund pays each such Director a fee for each in-person meeting of the Board of Directors he or she attends. Such fee is based on the net asset value of the Fund and ranges from $250 (net assets of less than $200 million) to $1,500 (net assets of $5 billion or more). Members of the Audit Committee who are not affiliated with the Adviser receive $1,000 per meeting attended ($2,000 for the chairperson of such Committee) with such fee being allocated among all closedand open-end investment companies managed by the Adviser on the basis of relative net asset values. Members of the Committee of the Independent Directors and the Derivatives Committee currently receive no additional compensation. In addition, each Director who is not affiliated with the Adviser is reimbursed for expenses incurred in connection with attending meetings.

     The following table sets forth the aggregate compensation received by each Director from the Fund for the fiscal year ended February 28, 1995, as well as the total compensation received by each Director from the Fund and all other open-end and closed-end investment companies managed by the Adviser or an affiliate of the Adviser (the "Fund Complex") during the calendar year ended December 31, 1994. Directors who are officers or employees of the Adviser or any of its affiliates did not receive any such compensation and are not included in the table.


                                                    Pension or Retirement       Estimated             Total
                                    Aggregate             Benefits           Annual Benefits      Compensation
                                   Compensation        Accrued as Part            Upon              from Fund
Director                           from the Fund       of Fund Expense         Retirement           Complex*

David T. Bennett                       $1,909               None                  None               $57,500
Jaye F. Dyer                           $1,962               None                  None               $68,250
Karol D. Emmerich                      $1,962               None                  None               $68,250
Luella G. Goldberg                     $2,014               None                  None               $71,250
George Latimer                         $1,909               None                  None               $65,250


* Consists of 26 open-end and closed-end investment companies managed by the Adviser or an affiliate of the Adviser, including the Fund. Each director included in the table, other than Mr. Bennett, serves on the board of each such open-end and closed end investment company. Mr. Bennett serves on the board of 24 of such open-end and closed-end investment companies.

     The Board of Directors recommends that the shareholders of the Fund vote in favor of the foregoing nominees to serve as Directors of the Fund. The vote of a majority of shares of the Fund represented at the meeting, provided at least a quorum (a majority of the outstanding shares) is represented in person or by proxy, is sufficient for the election of the above nominees to the Board of Directors. Unless otherwise instructed, the proxies will vote for the above six nominees. In the event any of the above nominees are not candidates for election at the meeting, the proxies will vote for such other persons as the Board of Directors may designate. Nothing currently indicates that such a situation will arise.

                                  PROPOSAL TWO
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Investment Company Act of 1940 (the "1940 Act") provides that every registered investment company shall be audited at least once each year by independent public accountants selected by a majority of the directors of the investment company who are not interested persons of the investment company or its investment adviser. The 1940 Act requires that the selection be submitted for ratification or rejection by the shareholders at their next annual meeting following the selection.

     The Directors, including a majority who are not interested persons of the Adviser or the Fund, have selected KPMG Peat Marwick LLP to be the Fund's independent public accountants for the fiscal year ending February 28, 1996. KPMG Peat Marwick LLP has no direct or material indirect financial interest in the Fund or in the Adviser, other than receipt of fees for services to the Fund. KPMG Peat Marwick LLP also serves as the independent public accountants for each of the other investment companies managed by the Adviser. KPMG Peat Marwick LLP has been the independent public accountants for the Fund since commencement of operations in March 1994.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting. Such representatives will be given the opportunity to make a statement to the shareholders if they desire to do so and are expected to be available to respond to any questions that may be raised at the meeting.

     The Board of Directors recommends that the shareholders of the Fund vote in favor of the ratification of the selection of KPMG Peat Marwick LLP as the independent public accountants for the Fund. The vote of a majority of the shares of the Fund represented at the meeting, provided at least a quorum (a majority of the outstanding shares) is represented in person or by proxy, is sufficient for the ratification of the selection of the independent public accountants. Unless otherwise instructed, the proxies will vote for the ratification of the selection of KPMG Peat Marwick LLP as the Fund's independent public accountants.

                            EXECUTIVE FUND OFFICERS

     Certain information about the executive officers of the Fund is set forth below. Unless otherwise indicated, all positions have been held more than five years.

                                  POSITION AND TERM OF OFFICE WITH THE FUND AND
NAME                     AGE      BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS

William H. Ellis         53       President of the Fund since December 1994; see
                                  "Proposal One--Election of Directors"for additional biographical information.

Thomas S. McGlinch       38       Senior Vice President of the Fund since
                                  inception; Vice President of the Adviser since
                                  November 1992; previously, Assistant Vice
                                  President of the Adviser from January to November 1992 and a specialty products trader at FBS Investment Services from 1990 to 1992.

Robert H. Nelson         31       Senior Vice President of the Fund since 1995;
                                  previously Vice President of the Fund since inception; Senior Vice President of the Adviser since November 1993; previously, Vice
                                  President of the Adviser from 1991 to 1993 and Assistant Vice President from 1989 to 1991.

J. Bradley Stone         36       Senior Vice President of the Fund since
                                  inception; Vice President since 1991 and a fixed-income analyst of the Adviser.

David E. Rosedahl        48       Secretary of the Funds since inception;
                                  Secretary and Director of the Adviser;
                                  Managing Director, Secretary (since 1993) and
                                  General Counsel for Piper Jaffray Inc.;
                                  Managing Director and General Counsel for
                                  Piper Jaffray Companies Inc.; and General
                                  Counsel of the Adviser.

Charles N. Hayssen       44       Treasurer of the Funds since inception;
                                  Director, Chief Financial Officer and Chief
                                  Operating Officer (since 1994) of the Adviser;
                                  Managing Director of Piper Jaffray Inc. and of
                                  Piper Jaffray Companies Inc.; and Chief
                                  Financial Officer of Piper Jaffray Inc.


               SUPPLEMENTAL INFORMATION AND SHAREHOLDER PROPOSALS

     Based on Fund records and other information, the Fund believes that all SEC filing requirements applicable to its Directors, officers, Adviser and companies affiliated with the Adviser, pursuant to Section 16(a) of the Securities Exchange Act of 1934, with respect to the Fund's fiscal year ended February 28, 1995, were satisfied.

     Any proposal by a shareholder to be considered for presentation at the next Annual Meeting must be received at the Fund's offices, Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402, no later than March 15, 1996.

Dated:  July 7, 1995                             David Evans Rosedahl, Secretary



                          HIGHLANDER INCOME FUND INC.
                THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT

     The undersigned appoints William H. Ellis, Charles N. Hayssen and David Evans Rosedahl, and each of them, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of Highlander Income Fund Inc. (the "Fund"), held by the undersigned at the annual meeting of shareholders of the Fund to be held on August 17, 1995, and at any adjournments thereof, with all the powers the undersigned would possess if present in person. All previous Proxies given with respect to the meeting are revoked.

THE PROXIES ARE INSTRUCTED:
1.   To vote:
            ______FOR all nominees listed below
                   (except as marked to the contrary below)
            ______WITHHOLD AUTHORITY to vote for all nominees listed below

     NOMINEES: David T. Bennett, Jaye F. Dyer, William H. Ellis, Karol D. Emmerich, Luella G. Goldberg and George Latimer. (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)


2. To vote: FOR ___ AGAINST ___ ABSTAIN ___ ratification of the selection of KPMG Peat Marwick LLP as independent public accountants for the Fund.

     To transact any other business that may properly come before the meeting or any adjournments thereof.

     THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE ABOVE MATTERS. IT IS UNDERSTOOD THAT, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL ITEMS. UPON ALL OTHER MATTERS THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE FUND. RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS ACKNOWLEDGED BY YOUR EXECUTION OF THIS PROXY. SIGN, DATE, AND RETURN IN THE ADDRESSED ENVELOPE-NO POSTAGE REQUIRED. PLEASE MAIL PROMPTLY TO SAVE THE FUND FURTHER SOLICITATION EXPENSE.


                                            Dated: ______________________ , 1995

                                            ____________________________________

                                            ____________________________________

                                            IMPORTANT: Please date and sign this
                                            Proxy. If the stock is held jointly,
                                            signature should include both names.
                                            Executors, administrators, trustees,
                                            guardians, and others signing in a
                                            representative capacity should give
                                            their full title as such.